                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE:

               RIVIERA HOLDINGS CORP. ANNOUNCES RECEIPT OF BID TO
                   ACQUIRE COMPANY FOR $34 PER SHARE IN CASH

LAS VEGAS, NV (MAY 18, 2007) -- Riviera Holdings  Corporation  (AMEX: RIV) today announced  that it received a proposal on May 16, 2007 from the Riv  Acquisition investor group to acquire all of the issued and outstanding stock of the Company at a price of $34 per  share in  cash.  The  Company  is fully  evaluating  this proposal with its financial  advisor,  Jefferies & Company,  Inc., and its other advisors.

William L.  Westerman,  Chairman of the Board,  stated,  "The  Company is firmly
committed  to  a  fair  process  that  will  maximize   value  for  all  of  our
stockholders,  and we will evaluate and consider Riv  Acquisition's new proposal with our advisors during our strategic and financial  review  process,  together with any other proposals received."

The Company has not set a definitive  timetable for completion of its evaluation and there can be no assurances  that the  evaluation  process will result in any transaction.  The Company does not intend to disclose developments regarding its evaluation of strategic and financial alternatives unless and until the Board of
Directors approves a definitive transaction.

Forward-Looking Statements:

This news release contains "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Exchange Act of 1934, as amended,  which we believe are reasonable at
the  present  time.  These   forward-looking   statements  involve   significant
uncertainties  as to whether we will  achieve  future  growth and  success.  Our actual results and actual events may differ materially from what is expressed or implied  in  our  forward-looking  statements.  We do not  plan  to  update  our forward-looking  statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings:

Riviera  Holdings  Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera  Black Hawk Casino in Black Hawk,  Colorado.
Riviera is traded on the  American  Stock  Exchange  under the symbol  RIV.  For
additional    information,    please    visit   the    Company's    website   at
WWW.RIVIERAHOTEL.COM.

FOR FURTHER INFORMATION

AT THE COMPANY                                 INVESTOR RELATIONS
Mark Lefever, Treasurer and CFO                Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                           (208) 241-3704 Voice
(702) 794-9442 Fax                             (208) 232-5317 Fax
EMAIL: MLEFEVER@THERIVIERA.COM                 EMAIL: BETSYTRUAX_HARTMAN@MSN.COM